UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549
                                _________________

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report:  May 30, 1996
                        (Date of earliest event reported)

                                _________________


                               MAF BANCORP, INC.
                   (Exact name of Registrant as specified in
                         its governing instruments)


                                    Delaware
                 (State or other jurisdiction of organization)


          0-18121                                   36-3664868
  (Commission File Number)             (I.R.S. Employer Identification No.)


                           55th Street & Holmes Avenue
                            Clarendon Hills, Illinois
                      (Address of principal executive office)

                                      60514
                                   (Zip Code)

                                  708/325-7300
               (Registrant's telephone number, including area code)

                                       N/A
            (Former name or former address, if changed since last report)

      As previously reported on a Form 8-K dated May 30, 1996 and filed with the Commission on June 11, 1996, on May 30, 1996, MAF Bancorp, Inc. completed its merger with N.S. Bancorp, Inc. pursuant to a definitive merger agreement dated as of November 29, 1995. As a result of the merger, N.S. Bancorp, Inc. has been merged into MAF Bancorp, Inc., and Northwestern Savings Bank, a wholly owned subsidiary of N.S. Bancorp, Inc., has been merged into Mid America Federal Savings Bank, a wholly owned subsidiary of MAF Bancorp., Inc. This Form 8-K/A is being filed in accordance with the Commission's rules to include the required pro forma financial information relating to the transaction which was not available at the time of the initial filing on Form 8-K.

Item 7.     Financial Statements and Exhibits.

a.    Financial Statements of N.S. Bancorp, Inc.

       The financial statements required by Item 7(a) were previously filed as part of the Registrant's Form 8-K dated May 30, 1996, and filed on June 11, 1996.

b.    Pro Forma Financial Information.

       On May 30, 1996, MAF Bancorp, Inc. ("MAF Bancorp") acquired N.S. Bancorp, Inc. ("N.S. Bancorp") for a combination of cash and stock valued at $269.7 million (the "Merger"), pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of November 29, 1995 (the
"Merger  Agreement").   In accordance  with the  terms of  the  Merger, MAF
Bancorp paid consideration of $41.18 per share for each outstanding share of N.S. Bancorp, consisting of $20.1799 in cash and .8529 shares of MAF Bancorp Common Stock, based upon MAF Bancorp's closing stock price of $24.625 on May 29, 1996.

       The following unaudited Pro Forma Condensed Combined Statement of Condition and Pro Forma Condensed Combined Statements of Operations are based upon the historical results of MAF Bancorp and N.S. Bancorp giving
effect  to the  Merger  using  the  purchase  method  of accounting.    The
historical results of operations are shown using MAF Bancorp's fiscal year ending June 30, 1995, and nine months ending March 31, 1996. N.S. Bancorp
results  have historically  been reported  on a  calendar-year basis.   For
comparative   purposes,   N.S. Bancorp's   historical   operating  results,
including  earnings   per  share,  have   been  restated   to  conform   to
MAF Bancorp's  fiscal  year  by  adding  together  the  respective  interim
quarterly  results  of  N.S. Bancorp.    Pro  forma  adjustments,  and  the
assumptions on which they are based, are described below and in the accompanying footnotes to the pro forma condensed combined financial statements. The pro forma condensed combined financial statements are not necessarily indicative of the results that actually would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of future results of operations.

       The pro forma financial statements do not take into account the following items which will impact the financial condition, results of operations and reported per share amounts of the merged entity.

      - Earnings from March 31, 1996 to May 30, 1996, the closing date of the transaction.

      - Estimated expense savings to be derived from, among other things, the termination of N.S. Bancorp executive officers, elimination of duplicate backroom operations and conversion to MAF Bancorp's in-house data processing system.

      - Expected revenue enhancements from implementing MAF Bancorp's retail strategy, products and services in the N.S. Bancorp branch network.

      - Expected implementation of the FDIC's proposal to impose a special one-time assessment on Savings Association Insurance Fund ("SAIF") members in an amount left to the discretion of the FDIC but expected to be between 79 to 85 basis points to recapitalize the SAIF fund. This would allow the adoption of an ongoing assessment schedule similar to that applicable to Bank Insurance Fund ("BIF") members. An 85 basis point special one-time assessment on deposits would result in an after-tax charge for MAF Bancorp and N.S. Bancorp of approximately $6.9 million and approximately $4.5 million, respectively. An assessment schedule for SAIF members similar to BIF members would result in a reduction in federal deposit insurance premium expenses in future years.

          PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION
                                 MARCH 31, 1996
                                   (Unaudited)

                                           Historical
                                           ----------
                                        MAF           N.S.         Pro Forma            Pro Forma
                                      Bancorp       Bancorp       Adjustments           Combined
                                      -------       -------       -----------           ---------
                                                           (in thousands)
Assets:
 Cash and due from banks . . . . .  $   44,097      $ 2,131       $(45,369)(Note 2)      $    859
 Interest-bearing deposits . . . .      27,099          137              -                 27,236
 Federal funds sold. . . . . . . .       6,270       24,000              -                 30,270
 Investment securities, at
  amortized cost . . . . . . . . .      32,592      130,229        (65,769)(Note 2,3)      97,052
 Investment securities available
  for sale, at fair value. . . . .      39,225        2,488              -                 41,713
 Stock in Federal Home Loan
 Bank of Chicago, at cost. . . . .      19,775        9,704              -                 29,479
 Mortgage-backed securities,
  at amortized cost. . . . . . . .     119,414      192,730            (51)(Note 3)       312,093
 Mortgage-backed securities
  available for sale, at
  fair value . . . . . . . . . . .     143,817            -              -                143,817
 Loans receivable held for
  sale . . . . . . . . . . . . . .           -            -              -                      -
 Loans receivable. . . . . . . . .   1,496,820      748,202         (5,415)(Note 3)     2,239,607
  Less allowance for loan
  losses . . . . . . . . . . . . .       9,498       (7,816)             -                  1,682
                                    ----------   ----------       --------             ----------
  Net loans receivable . . . . . .   1,487,322      756,018         (5,415)             2,237,925
 Accrued interest receivable . . .      11,749        7,865              -                 19,614
 Foreclosed real estate. . . . . .         109          178              -                    287
 Real estate held for development
  or sale. . . . . . . . . . . . .       8,589       19,567         (1,891)(Note 3)        26,265
 Premises and equipment, net . . .      22,519        3,683          4,140 (Note 3)        30,342
 Other assets. . . . . . . . . . .      17,607        4,662          8,851 (Note 3)        31,120
 Cost in excess of fair value of
  net assets acquired. . . . . . .           -            -         30,782 (Note 3)        30,782
                                    ----------   ----------       --------             ----------
   Total assets. . . . . . . . . .  $1,980,184   $1,153,392       $(74,722)            $3,058,854
                                    ==========   ==========       ========             ==========
Liabilities:
 Deposits  . . . . . . . . . . . .  $1,372,783   $  880,417       $    428 (Note 3)    $2,253,628
 Borrowed funds. . . . . . . . . .     426,343       29,452         35,000 (Note 2)       490,795
 Subordinated capital
  notes, net . . . . . . . . . . .      26,660            -              -                 26,660
 Advances by borrowers for taxes
  and insurance. . . . . . . . . .      18,054          663              -                 18,717
 Accrued expenses and other
  liabilities. . . . . . . . . . .      26,690        7,628         (6,156)(Note 5)        28,162
                                    ----------   ----------       --------             ----------
   Total liabilities . . . . . . .   1,870,530      918,160         29,272              2,817,962
                                    ----------   ----------       --------             ----------
Stockholders' equity:
 Preferred stock . . . . . . . . .           -            -              -                      -
 Common stock. . . . . . . . . . .          59          100            (46)(Note 6)           113
 Additional paid-in capital. . . .      39,762       74,236         56,948 (Note 6)       170,946
 Retained earnings, substantially
    restricted . . . . . . . . . .      84,158      256,689       (256,689)(Note 6)        84,158
 Unrealized (loss) on marketable
    securities, net of tax . . . .        (248)          (8)             8 (Note 6)          (248)
 Treasury stock,
   at cost . . . . . . . . . . . .     (14,077)     (92,420)        92,420 (Note 6)       (14,077)
Common stock purchased by:
 Employee Stock Ownership Plan . .           -       (2,981)         2,981 (Note 4)             -
 Association Recognition and
  Retention Plan . . . . . . . . .           -         (384)           384 (Note 4)             -
                                    ----------   ----------       --------             ----------
    Total stockholders' equity . .     109,654      235,232       (103,994)               240,892
                                    ----------   ----------       --------             ----------
     Total liabilities
      and stockholders' equity . .  $1,980,184   $1,153,392       $(74,722)            $3,058,854
                                    ==========   ==========       ========             ==========

   See accompanying notes to Pro Forma Condensed Combined Financial Statements (unaudited).

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1996
                                   (Unaudited)

                                           Historical
                                           ----------
                                        MAF          N.S.        Pro Forma            Pro Forma
                                      Bancorp      Bancorp      Adjustments            Combined
                                      -------      -------      -----------           ---------
                                           (dollars in thousands, except per share amounts)
Interest income:
 Loans receivable . . . . . . . . .  $   81,295   $   41,698     $    377 (Note 3)   $   123,370
 Mortgage-backed securities . . . .      13,303       11,723            4 (Note 3)        25,030
 Investment securities and
  other . . . . . . . . . . . . . .       6,490        6,903       (5,547)(Note 3)         7,846
                                     ----------   ----------     --------            -----------
   Total interest income. . . . . .     101,088       60,324       (5,166)               156,246
Interest expense:
 Deposits . . . . . . . . . . . . .      45,488       26,981            - (Note 3)        72,469
 Borrowed funds . . . . . . . . . .      21,592        2,821        1,838 (Note 2)        26,251
                                     ----------   ----------     --------            -----------
  Total interest expense. . . . . .      67,080       29,802        1,838                 98,720
                                     ----------   ----------     --------            -----------
 Net interest income  . . . . . . .      34,008       30,522       (7,004)                57,526
Provision for loan losses . . . . .         450            -            -                    450
                                     ----------   ----------     --------            -----------
 Net interest income after
  provision for loan losses . . . .      33,558       30,522       (7,004)                57,076
Non-interest income:
  Gain on sale of:
   Loans receivable and mortgage-
   backed securities. . . . . . . .         284            -            -                    284
   Investment securities. . . . . .          45        4,157            -                  4,202
  Income from real estate
   operations . . . . . . . . . . .       4,370          654          232                  5,256
  Deposit account service
   charges. . . . . . . . . . . . .       3,575          277            -                  3,852
  Loan servicing fee income . . . .       1,761            -            -                  1,761
  Brokerage commissions . . . . . .       1,226            -            -                  1,226
  Other . . . . . . . . . . . . . .       1,967        1,380            -                  3,347
                                     ----------   ----------     --------            -----------
    Total non-interest income . . .      13,228        6,468          232                 19,928
Non-interest expense:
 Compensation and benefits. . . . .      14,910        7,081            -                 21,991
 Office occupancy and equipment . .       2,703        1,413           42 (Note 3)         4,158
 Federal deposit insurance
     premiums . . . . . . . . . . .       2,293        1,469            -                  3,762
 Advertising and promotion. . . . .       1,290          585            -                  1,875
 Data processing  . . . . . . . . .       1,191          338            -                  1,529
 Other. . . . . . . . . . . . . . .       4,051        1,993        2,056 (Note 3)         8,100
                                     ----------   ----------     --------            -----------
     Total non-interest
       expense. . . . . . . . . . .      26,438       12,879        2,098                 41,415
                                     ----------   ----------     --------            -----------
Income before income taxes and
 extraordinary item . . . . . . . .      20,348       24,111       (8,870)                35,589
Income taxes  . . . . . . . . . . .       7,858        8,914       (2,932)                13,840
                                     ----------   ----------     --------            -----------
Income before extraordinary
     item . . . . . . . . . . . . .      12,490       15,197       (5,938)                21,749
Extraordinary item. . . . . . . . .        (474)           -            -                   (474)
                                     ----------   ----------     --------            -----------
 Net income . . . . . . . . . . . .  $   12,016   $   15,197     $ (5,938)           $    21,275
                                     ==========   ==========     ========            ===========
Earnings per share (Note 7):
 Primary. . . . . . . . . . . . . .  $     2.07   $     2.31                         $      1.91
 Fully-diluted. . . . . . . . . . .  $     2.07   $     2.31                         $      1.91
                                     ==========   ==========                         ===========
Weighted-average shares
 outstanding (Note 7):
 Primary. . . . . . . . . . . . . .   5,800,017    6,569,287                          11,161,960
 Fully-diluted  . . . . . . . . . .   5,803,213    6,572,506                          11,165,156


   See accompanying notes to Pro Forma Condensed Combined Financial Statements (unaudited).

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        TWELVE MONTHS ENDED JUNE 30, 1995
                                   (Unaudited)

                                      Historical
                                      ----------
                                   MAF            N.S.         Pro Forma           Pro Forma
                                 Bancorp        Bancorp       Adjustments          Combined
                                 -------        -------       -----------          ---------
                                     (dollars in thousands, except per share amounts)
Interest income:
 Loans receivable . . . . . .   $   86,511    $   51,820     $   541 (Note 3)     $   138,872
 Mortgage-backed
  securities  . . . . . . . .       19,747        16,450           6 (Note 3)          36,203
 Investment securities
   and other . . . .  . . . .   $    8,705         6,982      (7,641)(Note 2,3)         8,046
                                ----------    ----------     -------              -----------
     Total interest income. .      114,963        75,252      (7,094)                 183,121
Interest expense:
 Deposits . . . . . . . . . .       55,794        29,673        (427)(Note 3)          85,040
 Borrowed funds . . . . . . .       17,573        10,755       2,450 (Note 2)          30,778
                                ----------     ---------     --------             -----------
   Total interest expense . .       73,367        40,428       2,023                  115,818
                                ----------     ---------     --------             -----------
  Net interest income . . . .       41,596        34,824      (9,117)                  67,303
Provision for loan losses . .          475           775           -                    1,250
                                ----------     ---------      -------             -----------
 Net interest income after
   provision for loan
   losses. . . . . . . .  . .       41,121        34,049      (9,117)                  66,053
Non-interest income:
 Gain (loss) on sale of:
   Loans receivable . . . . .          (56)            -           -                      (56)
   Investment securities. . .         (231)        2,666           -                    2,435
 Income from real estate
   operations . . . . . . . .        7,497         4,178         297                   11,972
 Deposit account service
  charges . . . . . . . . . .        3,347           278           -                    3,625
 Loan servicing fee income. .        2,373             -           -                    2,373
 Brokerage commissions. . . .        1,383             -           -                    1,383
 Other. . . . . . . . . . . .        2,337         1,730           -                    4,067
                                 ---------      --------      -------             -----------
   Total non interest
     income . . . . . . . . .       16,650         8,852         297                   25,799
Non-interest expense:
 Compensation and benefits. .       18,257         9,445           -                   27,702
 Office occupancy
   and equipment. . . . . . .        3,522         2,030          83  (Note 3)          5,635
 Federal deposit
   insurance premiums . . . .        3,003         1,932           -                    4,935
 Advertising and promotion. .        1,760           717           -                    2,477
 Data processing. . . . . . .        1,473           394           -                    1,867
 Other. . . . . . . . . . . .        5,397         2,696       2,961  (Note 3)         11,054
                                 ---------      --------     --------             -----------
  Total non-interest
     expense. . . . . . . . .       33,412        17,214       3,044                   53,670
                                 ---------      --------     --------             -----------
 Income before income
  taxes . . . . . . . . . . .       24,359        25,687     (11,864)                  38,182
Income taxes. . . . . . . . .        9,316         9,364      (3,923)                  14,757
                                 ---------      --------     --------             -----------
  Net income  . . . . . . . .    $  15,043      $ 16,323    $ (7,941)             $    23,425
                                 =========      ========    =========             ===========
Earnings per share
 (Note 7):
 Primary. . . . . . . . . . .     $   2.54      $   2.36            -             $      2.08
 Fully Diluted. . . . . . . .     $   2.54      $   2.36            -             $      2.08
                                  ========      ========                          ===========
Weighted-average shares
 outstanding (Note 7):
  Primary . . . . . . . . . .    5,912,787     6,916,452            -              11,274,730
  Fully-diluted . . . . . . .    5,918,892     6,918,946            -              11,280,835


See accompanying notes to Pro Forma Condensed Combined Financial Statements (unaudited).

Notes to Pro Forma Condensed Combined Financial Statements (unaudited)

  Note 1:  Basis of Presentation

     The Merger  is being  accounted for  by MAF Bancorp  using the  purchase
method   of  accounting   in  accordance   with Accounting  Principles
Board  Opinion  ("APB")   No.  16,  and Statement of  Financial Accounting
Standards ("SFAS") No. 72. Under this method, the aggregate cost of the Merger is allocated to assets acquired and liabilities assumed based on their estimated fair values at the closing date. Estimates of the fair values of N.S. Bancorp's assets and liabilities as of the acquisition date have been combined with the book values of MAF Bancorp's assets and liabilities as of March 31, 1996.

     The unaudited Pro Forma Condensed Combined Statement of Financial Condition is based on the unaudited consolidated statement of financial  condition  of  MAF  Bancorp  and  its subsidiaries,  and of N.S.
Bancorp  and   its  subsidiaries, adjusted  for  the  impact  of  APB No.  16, as  well  as  the estimated  impact of  the  financing  obtained to  execute
the transaction.    The  unaudited  Pro  Forma  Combined  Condensed
Statements   of   Operations  for   the   fiscal   year   ended June 30, 1995
and the nine-month period ended March 31, 1996 are based on the consolidated statements of operations of MAF Bancorp and subsidiaries and of N.S. Bancorp and subsidiaries, adjusted for the impact of APB No.
16, as well as the estimated impact of the financing needed to execute the transaction.

    Certain amounts  in the historical financial statements of N.S.  Bancorp
have been reclassified  to  conform   to  MAF Bancorp's historical
financial statement presentation.

Note 2:  Cash and Due from Banks and Investment Securities

    The  following table  provides information  (based on  the Merger
consideration   of  $41.18  per  share)  regarding  the sources  and  uses
of  cash  and  investment   securities  in connection with the Merger
(in thousands):

                                                   MAF         N.S.
                                                  Bancorp     Bancorp         Total
                                                  -------     -------         -----
Purchase of N.S. Bancorp Common Stock . . .      $(122,918)   $      -      $(122,918)
Cash-out of 467,340 N.S. Bancorp stock
  options . . . . . . . . . . . . . . . . .              -     (15,501)       (15,501)
Transaction costs . . . . . . . . . . . . .         (2,415)     (7,516)        (9,931)
Acquisition financing . . . . . . . . . . .         35,000           -         35,000
Repayment to N.S. Bancorp of
  ESOP loan. . . . . . . . . . . . .  . . .              -       2,981          2,981
                                                 ----------   ---------     ----------
Maturities and sales of investment
  securities  . . . . . . . . . . . . . . .              -      65,000         65,000
                                                 ----------   --------      ----------
                                                  $(90,333)   $ 44,964      $ (45,369)
                                                 ==========   ========      ==========

     In accordance with the Merger Agreement, MAF Bancorp paid $20.1799 per share in cash for each of the 6,090,875 shares of N.S. Bancorp Stock outstanding. As part of the transaction, MAF Bancorp obtained outside
financing of $35.0 million.   MAF Bancorp  incurred  approximately  $2.4
million in transaction costs, primarily for professional fees, severance payments to certain employees, printing and other expenses.

       In accordance with the Merger Agreement, N.S. Bancorp cashed out 467,340 stock options for an aggregate of $15.5 million, representing the net difference between the acquisition price and strike price of the options. Additionally, N.S. Bancorp incurred $7.5 million in transaction costs, including $5.8 million in employment contract payments and $1.7 million in professional fees and other expenses. The N.S. Bancorp ESOP trust repaid its loan from N.S. Bancorp in accordance with the terms of the Merger Agreement.

      Interest income on investment securities in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 is reduced by $5.5 million and $7.4 million, respectively, to reflect the reduction in cash and investment securities of $110.4 million at an average interest rate of 6.75%.

     Interest expense on borrowed funds in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 is increased by $1.8 million and $2.5 million, respectively, to adjust for the impact of $35.0 million of acquisition financing at an average interest rate of 7.0%.

Note 3:  Allocation of Purchase Accounting Adjustments

     In accordance with SFAS No. 72, intangible assets acquired that can be separately identified are assigned a portion of the total cost of the acquired company if the fair value of those assets can be reliably determined. Any identified intangible shall be recorded and amortized over its estimated life. Any portion of the purchase price that cannot be assigned to specifically identifiable tangible and intangible assets acquired less liabilities assumed is considered cost in excess of fair value of net assets acquired, which is amortized on a straight-line basis over 20 years.

     The following table provides a reconciliation of the excess cost of the Merger to MAF Bancorp over the fair value as of the acquisition date of net assets acquired from N.S. Bancorp (in thousands):


        Cash payment for N.S. Bancorp Common Stock . . . . . .  $122,918
        MAF Bancorp Common Stock to be issued. . . . . . . . .   127,920
        Value of 100,000 N.S. Bancorp carryover
          stock options. . . . . . . . . . . . . . . . . . . .     3,318
        MAF Bancorp transaction costs. . . . . . . . . . . . .     2,155
                                                                ---------
          Total Cost of Merger to MAF Bancorp. . . . . . . . .   256,311
        Less:
          Stockholders' equity of N.S. Bancorp . . . . . . . .   235,232
          Repayment of N.S. Bancorp ESOP loan. . . . . . . . .     2,981
          Cash-out of N.S. Bancorp stock options,
           net of tax. . . . . . . . . . . . . . . . . . . . .    (9,611)
          Purchase accounting adjustments, net . . . . . . . .     2,399
          N.S. Bancorp transaction costs . . . . . . . . . . .    (5,472)
                                                                ---------
          Cost in excess of fair value of net
           assets acquired . . . . . . . . . . . . . . . . . .  $ 30,782
                                                                =========

     A summary of the fair value adjustments as of the acquisition date is presented below (in thousands):

            Investment securities . . . . . . . . . . . $  (769)
            Mortgage-backed securities  . . . . . . . .     (51)
            Loans receivable  . . . . . . . . . . . . .  (5,415)
            Premises and equipment  . . . . . . . . . .   4,140
            Real estate available for development or
             sale . . . . . . . . . . . . . . . . . . .  (1,891)
            Core deposit intangible . . . . . . . . . .   8,851
            Certificates of deposit . . . . . . . . . .    (428)
            Deferred tax liability  . . . . . . . . . .  (2,038)
                                                        --------
              Total purchase accounting adjustments,
                 net . . . . . . . . . . . . .  . . . .  $ 2,399
                                                        ========


     Interest income on investment securities in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $40,000 higher and $191,000 lower, respectively, reflecting the amortization of premiums and discounts calculated on investment securities using the level-yield method over the expected life of the individual securities.

     Interest income on mortgage-backed securities in the unaudited Pro
Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $4,000 and $6,000 higher, respectively, reflecting the amortization of the discount calculated on mortgage-backed securities using the level-yield method over an estimated weighted average life of six years.

     Interest income on loans receivable in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended
March 31, 1996 and the year ended June 30, 1995 was $377,000 and $541,000 higher, respectively, reflecting the amortization of the discount calculated on loans receivable using the level yield method over an estimated weighted average life of seven years.

     Interest expense on deposits in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $-0- and $428,000 lower, respectively, to reflect amortization of the premium on certificates of deposit using the level-yield method over the estimated average life of 10 months.

     Income from real estate operations in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $232,000 and $297,000 higher, respectively, to reflect amortization of the writedown of real estate available for development or sale on a straight-line basis over the remaining units for sale.

     Occupancy expense in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $42,000 and $83,000 higher, respectively, to reflect amortization of the fair value adjustment to premises and equipment, using the straight-line method over the estimated useful lives of the related assets.

     Other expense in the unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended March 31, 1996 and the year ended June 30, 1995 was $2.1 million and $3.0 million higher, respectively, to reflect the amortization of the core deposit intangible on an accelerated method over 10 years, and the amortization of the cost in excess of the fair value of net assets acquired on a straight-line basis over 20 years.

Note 4:  N.S. Bancorp ESOP and Northwestern Savings Recognition and
         Retention Plans

     In conjunction with the Merger, the N.S. Bancorp ESOP will be terminated. With a portion of the cash proceeds received for the shares of N.S. Bancorp Common Stock owned by the ESOP, the $3.1 million outstanding borrowing of the ESOP has been repaid, with the remaining proceeds to be distributed to the participants of the N.S. Bancorp ESOP in accordance with the Merger Agreement and the N.S. Bancorp ESOP provisions.

     The Northwestern Savings Association Recognition and Retention Plan ("ARP") grants shares of N.S. Bancorp Common Stock to certain key employees. As of March 31, 1996, the ARP held 48,000 shares of N.S. Bancorp Common Stock which were not allocated to any plan participants. Pursuant to the terms of the Merger Agreement, the unallocated shares under this plan were cancelled upon effectiveness of the Merger.

Note 5:  Other Liabilities

     The Pro Forma Combined Statement of Financial Condition as of March 31, 1996 includes adjustments to other liabilities as follows (in thousands):

        Tax benefit on cash-out of N.S. Bancorp
          stock options . . . . . . . . . . . . .         $(5,890)
        Tax benefit on transaction costs. . . . .          (2,304)
        Tax impact of purchase accounting . . . .
          adjustments . . . . . . . . . . . . . .           2,038
                                                          --------
             Total pro forma adjustment . . . . .         $(6,156)
                                                          ========

Note 6:  Stockholders' Equity

     At March 31, 1996, there were 5,244,463 shares of MAF Bancorp Common Stock and 6,092,240 shares of N.S. Bancorp Common Stock outstanding (net of 48,000 shares in the ARP, which were cancelled as provided under the Merger Agreement). Under the Merger Agreement, each share of N.S. Bancorp Common Stock outstanding at the effective time was purchased for consideration valued at $41.18 per share (based on an MAF Bancorp Closing Stock Price of $24.625 per share), comprised of 0.8529 shares of MAF Bancorp Common Stock valued at $21.003, plus $20.1799 per share in cash. The Merger resulted in the issuance of an additional 5,194,710 shares of MAF Bancorp Common Stock, including 167,233 shares issuable upon the expected exercise of 100,000 N.S. Bancorp carryover stock options.

     The following table details the adjustments to stockholders' equity in the unaudited Pro Forma Condensed Combined Statement of Financial Condition (in thousands):

                                                                         Unrealized Loss
                                                                          on Marketable
                                     Common    Paid-in        Retained    Securities,      Treasury
                                     Stock     Capital        Earnings     Net of Tax         Stock
                                     ------    -------        --------   ---------------   ---------
Elimination of N.S. Bancorp
 stockholders' equity. . . . .       $(100)     $(74,236)     $(256,689)     $   8          $92,420
Issuance of MAF Bancorp
 Common Stock. . . . . . . . .          52       127,868              -          -                -
Exercise of N.S. Bancorp
 carry-over stock options. . .           2         3,316              -          -                -
                                     ------     ---------      ---------     -----          -------
 Total pro forma
 adjustment. . . . . . . . . .       $ (46)     $ 56,948      $(256,689)     $   8          $92,420
                                     ======     =========     ==========     =====          =======

Note 7:  Earnings Per Share

     Primary earnings per share in the Pro Forma Combined Condensed Statements of Operations were computed by dividing net income by the average total outstanding shares (including the dilutive effect of stock options), giving effect to the issuance of 5,194,710 shares of MAF Bancorp Common Stock in the Merger and the elimination of the N.S. Bancorp average shares outstanding as of July 1, 1994.

     Fully-diluted earnings per share in the Pro Forma Combined Condensed Statements of Operations were computed by dividing net income by the average total outstanding shares (including the dilutive effect of stock options), giving effect to the issuance of 5,194,710 shares of MAF Bancorp Common Stock in the Merger and the elimination of the N.S. Bancorp average shares outstanding as of July 1, 1994. The dilutive effect of outstanding stock options was computed using the greater of the closing market price or the average market price of MAF Bancorp Common Stock for the period.

c.   Exhibits

     None.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MAF Bancorp, Inc.


                                     By:/s/ JERRY A. WEBERLING
                                        --------------------------------
                                        Jerry A. Weberling,
                                        Chief Financial Officer

Dated:  July 24, 1996

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